SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-195306	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Electricity Drive, Windsor Ontario, Canada	N8W 5JL
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (226) 787-5278

Figo Ventures, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

Our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to twenty in which each shareholder will be issued one common share in exchange for every twenty common shares of their currently issued common stock.

Prior to approval of the reverse split we had a total of 67,345,880 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we will have a total of to 3,367,294 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on July 23, 2015 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In addition, our board of directors and majority shareholders approved a name change to Precious Investments, Inc.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on July 23, 2015 is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

In connection with the reverse split and name change, we have the following new CUSIP number: 74016V 108. We have submitted the required information to FINRA and received an effective date of August 10, 2015. Our common stock will be quoted under the symbol “FIGOD” for a period of 20 trading days. After 20 trading days, our common stock will trade under a new symbol that more resembles our new name.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ Natalya Hearn
Natalya Hearn
Chief Executive Officer

Date: July 31, 2015

3